Exhibit 15

December 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We are aware that Monster Worldwide, Inc. has incorporated by reference in its previously filed open Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937 and 333-131899) its Form 10Q for the quarter ended March 31, 2006, which includes our report dated April 26, 2006, except for the effects of the restatement discussed in Note 2 and Note 10 which are as of December 11, 2006, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to April 26, 2006, except for the effects of the restatement discussed in Note 2 and Note 10 which are as of December 11, 2006.

/s/ BDO Seidman, LLP
New York, New York